UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

QUANTUMSPHERE, INC.
(Exact name of registrant as specified in its charter)

000-53913
(Commission File Number)

Nevada	20-3925307
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2905 Tech Center Drive, Santa Ana, CA 92705
(Address of principal executive offices, with zip code)

714-545-6266
(Registrant’s telephone number, including area code)

WAY COOL IMPORTS, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

Overview

Description of the Agreement

On June 19, 2014, QuantumSphere, Inc., a Nevada corporation (the “Registrant”), entered into a Loan and Security Agreement (the "Agreement") with Novus Capital Group, LLC, a Delaware limited liability company (the "Lender"), secured by all of the Registrant's business assets ("Collateral"). Subject to the terms and conditions of the Agreement, the Lender has agreed to make up to two loans (referred to as the "Tranche 1 Loan" and the "Tranche 2 Loan", respectively), from time to time commencing June 19, 2014 and concluding on January 15, 2015 to the Registrant in an aggregate principal amount not to exceed One Million Dollars ($1,000,000). Each Loan shall be in the original principal amount of Five Hundred Thousand Dollars ($500,000) at a fixed interest rate of 15.50% per annum.

The Registrant anticipates using the proceeds of each Loan for working capital.

Description of Tranche 1 Loan

Under the Tranche 1 Loan, the Registrant promises to repay the Lender the principal sum of Five Hundred Thousand Dollars ($500,000) together with interest, calculated at 15.50% per annum, in thirty-six (36) consecutive monthly installments (principal and interest) of not less than Seventeen Thousand Four Hundred Fifty-Five and 34/100 Dollars ($17,455.34), beginning on August 10, 2014, and continuing on the same day of each month thereafter through and including July 10, 2017. If a payment is more than ten (10) days late, the Registrant will be assessed a late fee and charged five percent (5%) of such payment.

Upon the occurrence and continuation of any one or more of the Events of Default specified in the Agreement, the amounts then remaining unpaid on the Tranche 1 Loan, together with any interest accrued, may be declared to immediately due and payable in the sum of all existing delinquent and accrued interest, late fees and charges plus the remaining unpaid principal due under the Tranche 1 Loan. Interest shall accrue on the accelerated balance at the lesser of eighteen percent (18%) per annum or the highest rate allowed under applicable law.

Description of Tranche 2 Loan

As a condition precedent to the Registrant's ability to borrow under the Tranche 2 Loan, the Registrant must secure an additional Three Million Dollars ($3,000,000) of equity financing on or before December 31, 2014. However, in the event the Registrant secures a minimum of Two Million Five Hundred Thousand Dollars ($2,500,000) of equity financing, but less than Three Million Dollars ($3,000,000), the Lender will review the circumstances of the additional equity round and Registrant's financial condition at the time of the additional equity round and use its best efforts to amend the $3,000,000 equity financing requirement.

Under the Tranche 2 Loan, if made, the Registrant promises to repay the Lender the principal sum of Five Hundred Thousand Dollars ($500,000), together with interest, calculated at 15.50% per annum, in thirty-six (36) consecutive monthly installments (principal and interest) of not less than Seventeen Thousand Four Hundred Fifty-Five and 34/100 Dollars ($17,455.34), beginning on March 10, 2015, and continuing on the same day of each month thereafter through and including February 10, 2018. If a payment is more than ten (10) days late, Registrant will be assessed a late fee and charged five percent (5%) of such payment.

2

Upon the occurrence and continuation of any one or more of the Events of Default specified in the Agreement, the amounts then remaining unpaid on the Tranche 2 Loan, together with any interest accrued, may be declared to immediately due and payable in the sum of all existing delinquent and accrued interest, late fees and charges plus the remaining unpaid principal due under the Tranche 2 Loan. Interest shall accrue on the accelerated balance at the lesser of eighteen percent (18%) per annum or the highest rate allowed under applicable law.

Security Interest; Insurance

To ensure the Lender's loans against loss, the Registrant has granted the Lender a senior security interest in all of the Registrant's Collateral and obtained One Million Dollars ($1,000,000) in insurance liability coverage in relation to the Collateral.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR END

On June 18, 2014, by unanimous written consent, the Board of Directors of the Registrant, pursuant to the authority granted to it in Section 8.01 of the Registrant’s Amended and Restated Bylaws, approved a change to the Registrant's fiscal year end from December 31 to June 30. The change in the Registrant's fiscal year end will become effective for the Registrant's 2015 fiscal year, which will begin July 1, 2014 and end June 30, 2015. The Registrant intends to file a transition report on Form 10-KT for the transition period ended June 30, 2014 in September 2014.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUMSPHERE, INC.

Date: June 21, 2014

By:  /s/ Kevin D. Maloney_____________

Kevin D. Maloney

Title: President and Chief Executive Officer

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